Exhibit 10.4

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [●], 2024, by and among Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), the shareholders of Holdco listed on the signature pages hereto under the heading “Securityholders”, each officer and director of Holdco, the Company (as defined below) and SPAC (as defined below) and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit A hereto in order to become a “Securityholder” for purposes of this Agreement (collectively, the “Securityholders”, and each individually, a “Securityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Securityholders own equity interests in Holdco pursuant to the terms of the Business Combination Agreement (as defined below);

WHEREAS, on the date hereof, Holdco consummated the transactions contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”) dated as of June 25, 2024, entered into by and among Holdco, Rain Enhancement Technologies, Inc., a Massachusetts corporation (the “Company”), Coliseum Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), and Rainwater Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”), pursuant to which, among other things, on the day immediately prior to the Closing Date, SPAC merged with and into the Merger Sub 1, with Merger Sub 1 surviving such merger, and on the Closing Date, following such merger and as a part of the same overall transaction, Merger Sub 2 merged with and into the Company, with the Company surviving such merger (the “Business Combination”); and

WHEREAS, in connection with the Business Combination, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of certain equity interests in Holdco acquired pursuant to the terms of the Business Combination Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	Subject to the exceptions set forth in Section 3, each Securityholder shall not, without the prior written consent of the board of directors of the Company, (a) Transfer any Lock-up Shares until the end of the Shares Lock-up Period and (b) Transfer any Lock-up Warrants until the end of the Warrants Lock-up Period.

2.	As used herein:

(a)	the term “Transfer” means (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Lock-up Securities, (ii) deposit any Lock-up Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii);

(b)	the term “Lock-up Shares” means any shares of Holdco Class A common stock, par value $0.0001 per share, or Holdco Class B common stock, par value $0.0001 per share (the “Common Stock”), held by a Securityholder immediately after the Closing, and any shares of Common Stock issuable upon the settlement or exercise of options, warrants, restricted stock units, equity awards, or any other securities convertible into or exercisable or exchangeable for Common Stock held by a Securityholder immediately after the Closing, other than the shares of Common Stock underlying the Lock-up Warrants;

(c)	the term “Lock-up Warrants” means the SPAC Private Placement Warrants assumed by Holdco pursuant to the Warrant Assumption Agreement at the SPAC Merger Effective Time, and any shares of Common Stock received upon exercise of such warrants;

(d)	the term “Lock-up Securities” means the Lock-up Shares and Lock-up Warrants;

(e)	the term “Shares Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (x) two (2) years after the Closing Date and (y) the date on which Holdco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Holdco’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(f)	the term “Warrants Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (x) 30 days after the Closing Date and (y) the date on which Holdco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Holdco’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

3.	The restrictions set forth in paragraph 1 shall not apply to:

(a)	a Transfer to Holdco’s directors or officers, any affiliates or family members of Holdco’s directors or officers, a Securityholder, any members of a Securityholder or any affiliate of a Securityholder;

(b)	in the case of an individual, a Transfer by gift to a member of the individual’s immediate family (as defined below), or to a trust, the beneficiary of which is the individual or a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(c)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(e)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(f)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(g)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(h)	Transfers relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(i)	the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(j)	Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of the Securityholder’s service to the Company;

(k)	the entry, by the Securityholder, at any time after the Closing, of any trading plan providing for the sale of shares of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; and

(l)	Transfers in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property.

provided, however, that (A) in the case of clauses (a) through (g), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph 3, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

4.	For the avoidance of doubt, each Securityholder shall retain all of its rights as a stockholder of Holdco with respect to the Lock-up Securities during the Lock-Up Period, including the right to vote any Lock-up Securities that are entitled to vote.

5.	In furtherance of the foregoing, Holdco, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement, and such purported Transfer shall be null and void ab initio. In addition, during the Shares Lock-Up Period and Warrants Lock-up Period, each certificate or book-entry position evidencing the Lock-Up Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE ISSUER AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6.	Holdco represents that it has not entered into any side letter or agreement with any Securityholder which provides any rights or benefits to such Securityholder that are materially more favorable to such Securityholder than the rights and benefits in this Agreement and will not enter into any such side letter or agreement unless such rights and benefits are also offered to the other Securityholders. Holdco agrees that this Agreement shall not be amended or modified, and no terms or conditions thereof waived, in a manner that benefits any Securityholder, unless the tems of such amendment, modification or waiver is also offered to the other Securityholders.

7.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any documents related thereto or referred to therein. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the undersigned (i) Securityholder and (ii) Holdco.

8.	No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 7 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

9.	The Law of the Commonwealth of Massachusetts shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the Commonwealth of Massachusetts.

10.	Each party hereto submits to the exclusive jurisdiction of first, the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts or if such court declines jurisdiction, then to any court of the Commonwealth of Massachusetts or the Federal District Court for the District of Massachusetts, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this paragraph 9, however, shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.	The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Business Litigation Session of the Superior Court or any other state or federal court within the Commonwealth of Massachusetts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

12.	This Agreement shall terminate on the expiration of the Shares Lock-up Period.

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In Witness Whereof, each of the parties has duly executed this Lock-Up Agreement as of the Effective Date.

Holdco:

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

Name:
Title:

[Signature Page to the Lock-Up Agreement]

In Witness Whereof, each of the parties has duly executed this Lock-Up Agreement as of the Effective Date.

Securityholders:

[●]

Name:
Title:

[Signature Page to the Lock-Up Agreement]